Exhibit 10.1
Execution Version

LIMITED WAIVER
THIS LIMITED WAIVER (this “Limited Waiver”), dated as of September 29, 2023, by and between Enhabit, Inc., a Delaware corporation (the “Borrower”), Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), and the undersigned Lenders.
RECITALS
WHEREAS, pursuant to the Credit Agreement, dated as of June 1, 2022 (as amended, modified, restated or supplemented from time to time prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement), between the Borrower, the Lenders, and the Administrative Agent, the Lenders have made certain credit facilities available to the Borrower;
WHEREAS, pursuant to Section 6.10 of the Credit Agreement, the Borrower is required to comply with certain Financial Covenants;
WHEREAS, the Borrower has requested that the Required Lenders agree that the Borrower shall not be required to comply with Section 6.10(a) or 6.10(b) of the Credit Agreement as of September 30, 2023 (the “Test Date”);
WHEREAS, the Administrative Agent and the Required Lenders have agreed that the Borrower shall not be required to comply with Section 6.10(a) or 6.10(b) of the Credit Agreement as of the Test Date, all in accordance with, and subject to, the terms and conditions set forth herein.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
LIMITED WAIVER
1.1Limited Waiver of Sections 6.10(a) and 6.10(b). Based upon the representations and warranties contained in this Agreement, and subject to the satisfaction of the conditions set forth in Article II below, the undersigned Lenders hereby agree that the Borrower shall not be required to comply with Section 6.10(a) or 6.10(b) of the Credit Agreement as of the Test Date. For the avoidance of doubt, any other provision of the Credit Agreement requiring compliance (as a condition of any action or otherwise) with any Financial Covenant as of the Test Date or for the Test Period then ended shall continue to apply and be effective (with such compliance assessed by reference to the maximum Total Net Leverage Ratio or minimum Interest Coverage Ratio, as applicable, as of the Test Date set forth in the Credit Agreement).
1.2Revolving Loans. The Borrower hereby agrees that, until the Borrower has delivered a certificate in accordance with Section 5.04(c) of the Credit Agreement demonstrating that the Borrower is in compliance with Sections 6.10(a) and 6.10(b) of the Credit Agreement (without giving effect to the waiver set forth in Section 1.1), the aggregate principal amount of Revolving Loans outstanding shall not exceed $230,000,000.

ARTICLE II
CONDITIONS TO EFFECTIVENESS
2.1The limited waiver set forth in Article I hereof shall become effective as of the date (the “Limited Waiver Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:
(a)    The Administrative Agent shall have received an executed counterpart of this Limited Waiver from the Borrower and the Lenders constituting the Required Lenders; and
(b)    The Borrower shall have paid the amounts set forth in Section 5.2 of this Limited Waiver.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Limited Waiver, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
3.1Representations and Warranties. As of the Limited Waiver Effective Date and after giving effect to the terms of this Limited Waiver, (a) no Default or Event of Default exists and is continuing or would immediately result after giving effect to the terms of this Limited Waiver and (b) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (or, if such representations and warranties are qualified by materiality, in all respects) on and as of the Limited Waiver Effective Date, as if made on and as of such date (except that any representations and warranties which expressly relate to an earlier date shall be true and correct in all material respects (or, if such representations and warranties are qualified by materiality, in all respects)) as of such earlier date.
3.2Continuing Security Interests. All Obligations made pursuant to the Credit Agreement and any other Loan Document, will continue to be secured by the Collateral Agent’s security interest in all of the collateral granted under the Credit Agreement and the Security Documents, and nothing herein will affect the validity, perfection or enforceability of such security interests.
ARTICLE IV
ACKNOWLEDGMENT AND CONFIRMATION
The Borrower hereby confirms and agrees that after giving effect to this Limited Waiver, the Credit Agreement and the other Loan Documents remain in full force and effect and enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect. The Borrower and the Lenders acknowledge and agree that this Limited Waiver is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement and the other Loan Documents (including the Obligations). The Borrower represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Limited Waiver. This acknowledgment and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this Limited Waiver. The Borrower acknowledges that the Administrative Agent and the Lenders would not enter into this Limited Waiver in the absence of the acknowledgment and confirmation contained herein.
ARTICLE V
MISCELLANEOUS
5.1Limited Waiver Effective Date; Loan Document. As of the Limited Waiver Effective Date, this Limited waiver shall constitute a Loan Document and all provisions of the Credit Agreement and the other Loan Documents applicable hereto shall be deemed to be incorporated herein by reference. Except as expressly set forth herein, this Limited Waiver shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
5.2Fees and Expenses.
(a)    The Borrower shall (i) pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and/or delivery of this Limited Waiver.
(b)    As consideration for the agreement of each Lender that consents to this Limited Waiver, the Borrower shall pay to each such Lender a consent fee (collectively, the “Limited Consent Fees”) in an amount equal to 0.05% of the sum of such Lender’s Revolving Commitment (as defined in the Credit Agreement) and outstanding Term Loans (as defined in the Credit Agreement) as of the Limited Waiver Effective Date. The entire amount of the Limited Consent Fees will be fully earned and will be due and payable in full in cash on, and subject to the occurrence of, the Limited Waiver Effective Date.
5.3Governing Law. This Limited Waiver shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).
5.4Severability. To the extent any provision of this Limited Waiver is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Limited Waiver in any jurisdiction.
5.5Entire Agreement. This Limited Waiver, together with the Credit Agreement and the other Loan Documents, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.
5.6Successors and Assigns. This Limited Waiver shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

5.7Counterparts. This Limited Waiver may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Limited Waiver by facsimile or in electronic format (e.g., “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of this Limited Waiver. The words “execution,” “signed,” “signature,” and words of like import in this Limited Waiver shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law or regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Limited Waiver to be executed by their duly authorized officers as of the date first above written.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Swingline Lender, an Issuing Bank and as a Lender

By:	/s/ Eugene Stunson
Name:	Eugene Stunson
Title:	Director

[Signature Page to Limited Waiver]

Consented and agreed to:
ENHABIT, INC.

By:	/s/ Crissy B. Carlisle
Name:	Crissy B. Carlisle
Title:	Chief Financial Officer

[Signature Page to Limited Waiver]